United States
Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 25, 2005
Endeavour International Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
(State or other jurisdiction of	(Commission file	(I.R.S. Employer
incorporation)	Number)	Identification No.)
1000 Main, Suite 3300, Houston, Texas 77002
(Address of principal executive offices) (Zip code)
(713) 307-8700
Registrant’s telephone number, including area code
None
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act.
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 7.01. Regulation FD Disclosure.
Attached as Exhibit 99.1 to this Current Report on Form 8-K is a slide presentation, which the Company presented at its Annual Meeting of Stockholders on August 25, 2005 in Houston, Texas. The slide presentation is incorporated herein by reference.
The information under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 7.01 in this Current Report on Form 8-K will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference. The furnishing of the information under Item 7.01 in this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by the Company that the information under Item 7.01 in this Current Report on Form 8-K is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.
ITEM 9.01. Financial Statements and Exhibits.
(c)       Exhibits.
     99.1       Presentation given at its Annual Meeting of Stockholders on August 25, 2005.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Endeavour International Corporation
By: /s/ Robert L. Thompson
Robert L. Thompson
Chief Accounting Officer
Date: August 25, 2005